Exhibit 10.40

DEVELOPMENT AND TRANSITION SERVICES AGREEMENT

THIS DEVELOPMENT AND TRANSITION SERVICES AGREEMENT (the “Agreement”) is made and entered into as of June 11, 2009 (the “Effective Date”) by and between NEUROMED DEVELOPMENT INC., a corporation organized and existing under the laws of Barbados (“Neuromed”), and MALLINCKRODT INC., a Delaware corporation (the “Mallinckrodt”). Each of Neuromed and Mallinckrodt may be referred to in this Agreement individually as a “Party”, and collectively as the “Parties.”

RECITALS

A. Concurrently with this Agreement, Neuromed and Mallinckrodt are entering into that certain Asset Purchase Agreement between Neuromed and Mallinckrodt (the “Purchase Agreement”) pursuant to which Neuromed is selling and assigning to Mallinckrodt, and Mallinckrodt is purchasing from Neuromed, all of Neuromed’s tangible and intangible assets relating to Product (as such term is defined in the Purchase Agreement).

B. In connection with such sale, the Parties desire that Neuromed shall perform, at Mallinckrodt’s cost and expense, certain clinical development and regulatory activities through approval by the FDA of an NDA covering Product, and certain transition services for Mallinckrodt’s benefit in order to facilitate the smooth transition of the Transferred Assets to Mallinckrodt.

The Parties therefore agree as follows:

AGREEMENT

1. DEFINITIONS. The following terms, when used herein with initial capital letters, will have the meanings ascribed to such terms in this Article 1. Capitalized terms used in this Agreement but otherwise not defined herein have the meanings given such terms in the Purchase Agreement.

1.1 “Development” means the conduct of clinical development and regulatory activities relative to Product, through achievement of regulatory approval by the FDA of an NDA filed by Neuromed covering Product, as conducted by Neuromed and in accordance with this Agreement and the Development Plan.

1.2 “Development Costs” means all internal and external costs incurred by Neuromed after the Effective Date for its conduct of Development of Products in accordance with the Development Plan, including any pre-clinical research or development activities, clinical trials, related regulatory activities (including preparing and making regulatory filings) and REMS activities, which Development activities are necessary or useful to seek or obtain regulatory approval by the FDA with respect to Product (or a specific indication for Product) in the Territory. The costs and reasonable expenses of Neuromed employees to the extent actually engaged in Development shall be included in Development Costs at the applicable portion of the FTE Rate, based on the number of days or portion of any days spent by the applicable employee (during any particular time period) in conducting Development.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

1.3 “Development Plan” means the summary plan for conducting clinical development and regulatory activities, through achievement of regulatory approval by the FDA of a NDA filed by Neuromed covering Product, attached as Appendix A of this Agreement, as such plan may be modified or amended in writing by the Parties.

1.4 “FTE Rate” means, for one full time equivalent employee working for one full-time year (equal to [*]days of work during the year, holidays, vacation and sick-days included), an amount equal to $[*] per such full-time equivalent year of work.

1.5 “Joint Development Committee” or “JDC” means the committee formed by the Parties as provided in Section 2.2.

1.6 “Neuromed Personnel” means all employees, agents, subcontractors, and representatives of Neuromed (or of Neuromed’s Affiliate) who perform any Development or Transition Services under this Agreement, which personnel are listed on Appendix D, attached hereto (which list may be updated from time to time by Neuromed with the consent of Mallinckrodt, such consent not to be unreasonably withheld or delayed).

1.7 “Past Development Costs” means the Reimbursed Development Costs and Assumed Development Cost Liabilities, each as defined in the Purchase Agreement.

1.8 “Transition Services” means the transition services, functions and tasks of Neuromed described in Appendix B of this Agreement, as they may be changed or supplemented during the term of this Agreement pursuant to the terms of this Agreement. If any service, function or responsibility not specifically described in this Agreement is an inherent or necessary part of the performance of the Transition Services, it will be deemed included within the scope of the Transition Services.

1.9 “Territory” means the United States and its possessions and territories.

2. PRODUCT DEVELOPMENT AND NDA APPROVAL

2.1 Neuromed Development Activities. Notwithstanding that Mallinckrodt has purchased the Transferred Assets pursuant to the Purchase Agreement, the Parties agree that Neuromed shall continue to be involved in Development, through NDA Approval, of Product, under the terms of this Agreement. Neuromed shall conduct any Development efforts in accordance with the Development Plan, using Commercially Reasonable Efforts and at Mallinckrodt’s cost and expense as provided herein. Neuromed will be responsible for using Commercially Reasonable Efforts to conduct the Development of Product through obtaining NDA Approval for Product, including the planning, filing and prosecution of the NDA with the FDA, all in accordance with the Development Plan, subject to Section 2.4 below and review of its Development activities by appropriate Mallinckrodt personnel. Neuromed may utilize

2.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

consultants and contractors (such as CROs) to conduct significant portions of the Development activities under this Section 2.1 (and the costs of such third parties shall be included in the Development Costs reimbursed by Mallinckrodt as provided in Section 2.3 below). Neuromed will use its Commercially Reasonable Efforts to conduct all the tasks and meet on a timely basis all the objectives and milestones under the Development Plan. Neuromed will comply (and cause its Affiliates to comply) with all applicable federal, state and local laws and regulations, and will obtain all applicable Governmental Permits, in connection with its performance of the Development work under this Section. The JDC shall oversee Neuromed’s Development efforts, and Neuromed shall keep the JDC fully informed of all development activities taken and results, including all regulatory actions and communications with the FDA relating to the NDA. Neuromed will provide all services in connection with Development with at least the same level of skill, quality, care, timeliness and cost-effectiveness as such services, functions and tasks were performed by Neuromed and/or its Affiliates internally prior to the Closing Date and in a manner that is reasonably calculated to result in approval of the NDA for Product at the earliest possible date and for the indications covered by the Development Plan. Neuromed will perform, and will cause its Affiliates to perform, the Development in a prompt and professional manner, utilizing appropriately qualified and knowledgeable personnel and all tasks will be performed in accordance with industry standards for services of the type performed.

2.2 Joint Development Committee. Promptly after the Effective Date, the Parties shall form a Joint Development Committee (the “JDC”). The JDC shall (a) oversee Neuromed’s Development of the Product under the Development Plan, (b) act as the forum for Mallinckrodt to provide its input into Development and to keep informed about its progress, and (c) offer its advice to expedite or aid the progress of Development work. The JDC shall be comprised of a total of six (6) appropriately qualified members (or such other even number of members as is agreed to in writing by the Parties), with each of Neuromed and Mallinckrodt designating one half of the total number of members as its representatives. Either Party may replace any of its respective JDC representatives with an appropriately qualified representative at any time with reasonable prior written notice to the other Party. The JDC will meet at least once each month so long as Product is being developed by Neuromed under this Agreement, provided that the JDC may agree from time-to-time to meet at a greater or lesser frequency if appropriate under the circumstances. JDC meetings may be conducted by videoconference, teleconference or in person, as requested by a Party, except that at least one of the meetings per year will be conducted in person. The JDC will agree upon the time and location of the meetings. A Neuromed representative of the JDC will act as the chair, and such chair (or a designee) shall coordinate, prepare and circulate an agenda for each JDC meeting reasonably in advance of the meeting. A reasonable number of additional representatives of a Party may attend meetings of the JDC in a non-voting capacity. The JDC shall seek to reach consensus on matters coming before it, but will not have any authority to decide development matters that are Neuromed’s responsibility under this Agreement. Notwithstanding the preceding provisions of this Section 2.2, Mallinckrodt shall have the right to give its prior written approval for those Development activities or actions set forth and described on Appendix C attached hereto, such approval not to be unreasonably withheld.

3.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

2.3 Payment of Development Costs. Mallinckrodt shall reimburse Neuromed on a monthly basis for all Development Costs (up to the maximum amount as set forth below) actually incurred by Neuromed in conducting the development of Product under this Agreement through Neuromed obtaining NDA Approval. On a monthly basis and no later than the tenth (10th) day of each calendar month for so long as this Agreement is in effect with respect to Development, Neuromed shall submit an invoice to Mallinckrodt setting forth the Development Costs incurred in the prior month (accompanied by such detail and supporting documentation as to the percentage of such invoice attributable to work performed in the United States and as to the internal and external costs and expenses, as Mallinckrodt may reasonably request), and Mallinckrodt shall pay each such invoice within thirty (30) days of receipt (provided, that any such amounts paid by Mallinckrodt pursuant to this sentence may be subject to later adjustment pursuant to the audit provisions of Section 5 below). All payments due hereunder will be made in United States dollars and, unless otherwise agreed in writing, will be made by wire transfer to such bank as Neuromed may designate in writing. The maximum amount of reimbursement by Mallinckrodt of Neuromed development costs and expenses under this Section 2.3, combined with any payment by Purchaser for Past Development Costs under and pursuant to the Purchase Agreement, is Sixteen Million Dollars ($16,000,000). At such time as Mallinckrodt has paid such maximum amount of reimbursement to Neuromed, Mallinckrodt shall not be obligated to reimburse Neuromed for any additional Development Costs, and Neuromed shall not be required to continue Development efforts on the Product until such time as Mallinckrodt has given approval for Neuromed’s continued efforts (as contemplated in Section 2.4 below). Neuromed will use good faith, diligent efforts to complete all the tasks covered by the Development Plan within such maximum amount of reimbursement.

2.4 Limitation on Neuromed Development. Neuromed shall not be obligated to conduct Development tasks or efforts beyond those tasks set forth in the Development Plan. If FDA requirements, or other matters, require that development efforts and/or tasks, beyond those set forth in the Development Plan, be undertaken in order to achieve NDA approval for the Product (the “Additional Development Efforts”), then the JDC shall discuss in good faith and seek to agree on whether Neuromed should conduct such required Additional Development Efforts. If the Parties agree that Neuromed shall undertake any specific Additional Development Efforts, Mallinckrodt and Neuromed shall amend the Development Plan to reflect such Additional Development Efforts, and Mallinckrodt shall reimburse Neuromed for all such Additional Development Efforts undertaken under such amended Development Plan (in accordance with the applicable procedures set forth in Section 2.3 and even if the costs of such efforts exceed the limitation in Section 2.3). If the Parties cannot agree on whether Neuromed shall conduct any particular Additional Development Efforts, then Mallinckrodt may, but shall not be required, to conduct any such Additional Development Efforts needed to obtain NDA Approval.

3. TRANSITION SERVICES

3.1 Provision of Transition Services. Neuromed will use Commercially Reasonable Efforts to provide, and as necessary will cause its Affiliates to provide, the Transition Services to Mallinckrodt commencing promptly after the Effective Date, as

4.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

reasonably requested by Mallinckrodt or as needed to transition the Business and the Transferred Assets to Mallinckrodt. Except as otherwise expressly provided in this Agreement, Mallinckrodt will reimburse Neuromed for its reasonable internal and out-of-pocket costs and expenses incurred in providing the Transition Services, based on monthly invoices provided by Neuromed. Neuromed will use Commercially Reasonable Efforts to provide the facilities, personnel and other resources required for performance of the Transition Services.

3.2 General Standards of Performance. Neuromed will provide, and will cause its Affiliates to provide, the Transition Services with at least the same level of skill, quality, care, timeliness and cost-effectiveness as such services, functions and tasks were performed by Neuromed and/or its Affiliates internally prior to the Closing Date and in a manner that would be reasonably expected to enable Mallinckrodt to conduct the Business related to the Transferred Assets after the Closing. Neuromed will perform, and will cause its Affiliates to perform, the Transition Services in a timely and professional manner and in accordance with industry standards for services of the type performed. Neuromed will comply, and will cause its Affiliates to comply, with all applicable Laws and will obtain all applicable Governmental Permits in connection with the performance of the Transition Services under this Agreement.

3.3 Skills, Training, and Experience. Neuromed will ensure that Neuromed Personnel performing Transition Services have sufficient skills, training and experience to enable them to perform the Transition Services with the same level of skill, quality, care, timeliness and cost-effectiveness as similar services, functions and tasks are performed for Neuromed.

3.4 Reduction in Services. Mallinckrodt may elect to suspend or not to receive any of the Transition Services at any time, with or without cause, upon written notice to Neuromed. If Mallinckrodt suspends or elects not to receive a Transition Service, Mallinckrodt will pay to Neuromed all amounts due for such discontinued service prior to the effective date of discontinuance.

3.5 Additional Services. If Mallinckrodt reasonably requests that Neuromed perform additional services not included within the scope of the Transition Services described on Appendix B, then the Parties will promptly negotiate in good faith with a view toward adding such additional services to Schedule B on terms and conditions substantially similar to those set forth in this Agreement.

3.6 Service Fees. In consideration for the Transition Services to be performed by Neuromed, Mallinckrodt shall pay Neuromed internal, at the applicable portion FTE Rate based on the actual amount of time any given individual is engaged in the performance of Transition Services, and external costs incurred by Neuromed in performing the Transition Services, as reflected in monthly invoices to Mallinckrodt. Mallinckrodt shall pay each such invoice within thirty (30) days of receipt. All payments due hereunder will be made in United States dollars and, unless otherwise agreed in writing, will be made by wire transfer to such bank as Neuromed may designate in writing.

5.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

4. Compensation and Benefits. All Neuromed Personnel performing Development work or providing Transition Services under this Agreement will be deemed to be employees or representatives solely of Neuromed (or its Affiliates) for purposes of all compensation and employee benefits and not to be employees or representatives of Mallinckrodt. Neuromed (or its Affiliates) will be solely responsible for payment of (a) all income, disability, withholding and other employment taxes and (b) all medical benefit premiums, vacation pay, sick pay or other fringe benefits for any employees, agents or contractors of Neuromed who perform any tasks or services hereunder. All Neuromed Personnel will be under the direction, control and supervision of Neuromed, and Neuromed will have the sole right to exercise all authority with respect to the employment, termination, assignment and compensation of such Neuromed Personnel.

5. Audit Rights. Upon at least thirty (30) days prior written notice from Mallinckrodt and not more than twice in each calendar year, Neuromed shall permit, and shall require its Affiliates to permit, an independent certified public accounting firm of nationally recognized standing, selected by Mallinckrodt and reasonably acceptable to Neuromed, to have access during normal business hours and at the audited party’s principal place of business, to such books of account and records of any audited party as may be reasonably necessary to verify the accuracy of the invoices provided by Neuromed under either Section 2.3 or Section 3.6 for any period of time ending not more than twenty four (24) months prior to the date of such request. If an audit pursuant to this Section 5 establishes that Neuromed overcharged Mallinckrodt for Development Costs or fees for Transition Services, then Neuromed shall promptly (and, in any event, no less than ten (10) Business Days after the accounting firm has notified both Neuromed and Mallinckrodt in writing of the nature and amount of any overcharge) remit to Mallinckrodt the amount of such overcharge (to the extent such overcharged amount had been paid by Mallinckrodt to Neuromed) plus interest (at the prime rate plus 2% as published in the Wall Street Journal at the end of the month preceding the month in which such repayment is to be made). The fees charged by such accounting firm in connection with any audit pursuant to this Section 5 shall be paid by Mallinckrodt, provided, however, that such an audit establishes an overcharge by Neuromed that is more than five percent (5%) of the total amounts of Development Costs or Transition Services Fees actually due to Neuromed under this Agreement for the period being audited, then Neuromed shall pay the reasonable fees and expenses charged by such accounting firm in connection with such audit. Mallinckrodt shall treat all financial information subject to review under this Section as the Proprietary Information of Neuromed and its Affiliates, and shall cause its accounting firm to retain all such financial information in confidence. In addition, Mallinckrodt’s accounting firm shall be required to execute a reasonable confidentiality agreement prior to commencing any audit pursuant to this Section 5.

6. Inventions. All inventions, whether or not patentable, including, but not limited to, original works of authorship, developments, designs, improvements, or trade secrets relating to Product and arising from services performed under this Agreement conceived or reduced to practice by Neuromed or its agents or employees (either acting alone or jointly with Mallinckrodt) (the “Mallinckrodt Inventions”) shall be assigned to Mallinckrodt, and Mallinckrodt (or any of its assignees or Affiliates) has the sole and exclusive right to apply for and obtain patent or other protection to use, make, have made, sell, offer for sale, import and

6.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

distribute the Mallinckrodt Inventions. If for any reason, at law, equity or otherwise, Mallinckrodt is not deemed to be the assignee of such Mallinckrodt Inventions, then Neuromed hereby assigns all right, title, and interest to such Mallinckrodt Inventions to Mallinckrodt. Neuromed will also promptly disclose to Mallinckrodt all Mallinckrodt Inventions created under this Agreement and will cooperate with and assist Mallinckrodt in seeking protection and protecting the same in the name of Mallinckrodt, including executing any documents Mallinckrodt may reasonably request and obtaining the cooperation of current and former employees and consultants to execute and deliver such documents. If Neuromed utilizes the services of one or more Third Parties in any work or services under this Agreement, Neuromed shall take commercially reasonable measures intending to ensure that all applicable intellectual property relating to Product is assigned by said Third Party to Mallinckrodt.

7.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

7. LIMITATIONS OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFIT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN NO EVENT WILL THE AGGREGATE LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNT PAID BY MALLINCKRODT TO NEUROMED UNDER THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT THE MUTUAL LIMITATIONS OF LIABILITY CONTAINED IN THIS SECTION 7 REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON LIABILITY.

8. TERM AND TERMINATION

8.1 Term. The term of this Agreement will commence on the Effective Date and will continue (i) as to any Development performed hereunder until the completion by Neuromed, to the reasonable satisfaction of Mallinckrodt, of all Development tasks under the Development Plan and (ii) as to any Transition Services, until the performance by Neuromed of the last of any Transition Services to be provided hereunder, unless earlier terminated or extended as provided herein with respect to either or both of Development or all or any portion of any Transition Services.

8.2 Termination for Breach. Each Party will have the right to terminate this Agreement in its entirety or with respect only to Development or to any one or more Transition Services by giving to the other Party written notice of termination if (i) the other Party fails to substantially comply with the material obligations imposed upon it under this Agreement, (ii) the non-breaching party serves the breaching party with a written notice of such failure, which notice states with particularity the nature of the failure, (iii) the breaching party does not cure the failure within thirty (30) days following receipt of the notice, and (iv) such breach is continuing at the time that the non-breaching party delivers its notice of termination.

8.3 Survival. The following provisions of this Agreement will survive the termination or expiration of this Agreement: Sections 1, 5, 6, 7, 8.3 and 9.

9. GENERAL

9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally delivered, by confirmed facsimile transmission (with hard copy to follow promptly) or sent by reputable express courier or (ii) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to Neuromed and Mallinckrodt shall be sent to the addresses indicated below:

8.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

If to Neuromed Development Inc., to:

Parker House, Wildey Business Park

Wildey Road

St. Michael, BB14006

Barbados

Attention: Gillian Clark

Facsimile No.: (246) 436-9812

If to Mallinckrodt, to:

Covidien Inc.

675 McDonnell Blvd.

Hazelwood, MO 63042

Attention: Charles Bramlage

                  President, Pharmaceutical/Imaging

Facsimile No.: (314) 654-6020

with copies to (which shall not constitute notice) to:

Covidien Inc.

675 McDonnell Blvd.

Hazelwood, MO 63042

Attention: C. Stephen Kriegh

                 Vice President, Legal

Facsimile No.: (314) 654-7181

9.2 Relationship of the Parties. Each Party will be deemed to be an independent contractor and not an agent, joint venturer or representative of the other Party. Neither Party may create any obligations or responsibilities on behalf of or in the name of the other Party. Neither Party will hold itself out to be a partner, employee, franchisee, representative, servant or agent of the other party.

9.3 Withholding. All payments due hereunder will be made without any deduction or withholding for or on account of any taxes, duties, levies, fees or charges, except as may be required by law. To the extent that any amounts are so deducted and withheld by Mallinckrodt as required by law, Mallinckrodt shall duly remit such amounts over to the appropriate governmental authority and provide Neuromed reasonable evidence of such payment and the basis for the withholding, and such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to Neuromed in respect of which such deduction and withholding was made by Mallinckrodt. Neuromed shall furnish to Mallinckrodt such forms, certificates and documentation (including, without limitation, Internal Revenue Service Forms W-8 and W-9) as may be necessary or appropriate, and that are legally required, to obtain any reduction of or exemption from any withholding.

9.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

9.4 Governing Law; Venue. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of laws that would result in the application of the laws of a different jurisdiction. The venue provisions of Section 8.2 of the Purchase Agreement shall govern this Agreement.

9.5 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Neuromed and Mallinckrodt.

9.6 Waiver of Compliance; Consents. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party to this Agreement upon any breach or default of the other Party under this Agreement shall impair any such right, power or remedy of such non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or a waiver or acquiescence with respect to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party to this Agreement, shall be cumulative and not alternative.

9.7 Assignment. Subject to this Section 9.7, this Agreement shall not be assignable by any Party to any Third Party without the prior written consent of the other Parties. Notwithstanding the foregoing, a Party may assign this Agreement, without the written consent of the other Parties, (a) to an Affiliate, provided that the assigning Party guarantees the performance of this Agreement by such Affiliate, or (b) to a successor to all or substantially all of such assigning Party’s stock or the relevant portion of its assets or business to which this Agreement relates (whether by stock purchase, asset purchase, merger or otherwise), provided that any such assignee agrees in writing to be bound by the terms of this Agreement. In addition, Neuromed may assign its right to receive payment hereunder to any Third Party with the consent of Mallinckrodt (not to be unreasonably withheld), provided, that any such assignee of the right to receive payment hereunder shall not have the power or right to assert any of the rights of Neuromed hereunder against Mallinckrodt or any of its Affiliates. Any assignment of this Agreement in contravention of this Section 9.7 shall be null and void.

9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

10.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.10 Incorporation of Appendices. All Appendices attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.

9.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.12 Specific Performance. Each of the Parties acknowledges and agrees that the other Party may be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the Parties agrees that, without posting bond or other undertaking, the other Parties will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each Party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.

9.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AS BETWEEN THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

11.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

The Parties to this Agreement have caused this Agreement to be executed and delivered by their authorized representatives as of the Effective Date.

MALLINCKRODT INC.

Witnessed this 11th day of June, 2009
By:	/s/ John H. Masterson
Name:	John H. Masterson	By:	/s/ Suzanne E. Geddy
Title :	Secretary	Name:	Suzanne E. Geddy
Date:	June 11, 2009	Notary Public in and For: Massachusetts

[MASSACHUSETTS NOTARY SEAL]
NEUROMED DEVELOPMENT INC.
Witnessed this 11th day of June, 2009
By:	/s/ Christopher C. Gallen, M.D., Ph.D.
Name:	Christopher C. Gallen, M.D., Ph.D.	By:	/s/ Linda M. Sobeck
Title :	CEO	Name:	Linda M. Sobeck
Date:	June 11, 2009	Notary Public in and For: Pennsylvania

[PENNSYLVANIA NOTARY SEAL]

12.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

Appendix A

Development Plan

The Development Plan provides a description and timeline of the required development and regulatory activities to be conducted by Neuromed on behalf of Mallinckrodt to obtain FDA approval of NDA 21-217 (the “Development” under the Product Development and Transition Services Agreement).

Required Activities

1. Clinical: Neuromed has conducted two clinical studies (NMT-1077-301 and NMT-1077-302) [*]. NMT-1077-301 has been completed, and will be incorporated into the filing of the Complete Response to the Approvable Letter (“CR”). [*] will undertake certain activities required to complete NMT-1077-302. The major activities to be conducted post submission and prior to approval:

a. Data analysis [*],

b. Preparation for questions from the FDA Clinical and Clinical Pharmacology reviewers, e.g. [*],

c. Answering questions from all FDA reviewers in an expeditious way facilitated by preparation described above,

d. [*] will conduct [*] post-submission and prior to approval activities related to study NMT-1077-301 [*], and

e. Pre-approval auditing of clinical (and other) sites that FDA is likely to conduct, it being understood that the sites will likely need some support [*].

2. Non-clinical: Neuromed has initiated [*]. The responsibility for these studies [*]. [*] will provide consultative services to [*] for monitoring and managing these studies as required.

a. Answering questions from all FDA reviewers on nonclinical issues.

3. CMC: Neuromed will address questions from the FDA CMC reviewers [*].

4. Regulatory: Neuromed will be responsible for preparing and submitting all necessary filings to, and for communications with, the FDA, including:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

a. Submitting the CR (Submitted on May 22, 2009).

i. Submitting a Risk Evaluation and Mitigation Strategy (REMS) as part of the CR to support FDA approval to market the Product.

b. Communicating with the FDA throughout the review process.

c. Submitting the 120-day safety update.

d. Preparation for an FDA Advisory Committee.

Assumptions:

The Development Plan is intended to describe activities required to [*] and obtain FDA approval. [*]

1. Clinical:

a. NMT-1077-302 Osteoarthritis Study:

  i. [*]

 ii. [*]

2. Non-clinical:

a. [*] will be responsible for monitoring the conduct and completion of the ongoing [*] studies and will assist with the transition of responsibility of the studies. [*] will [*] provide consultative services [*].

3. Regulatory:

a. [*]

b. REMS:

i. [*]

2.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

c. CR to NDA:

i.	Neuromed will be responsible for preparing, formatting and publishing the CR.
ii.	It is expected that the FDA will require an Advisory Committee meeting to review the Product.
iii.	The CR was submitted to the FDA on May 22, 2009. [*]

4. Timeline:

See attached Gantt chart for target dates of key activities.

[*]

3.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

Appendix B

Transition Services

None

4.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

Appendix C

Development Activities Requiring Mallinckrodt Approval

1. Review and approval of all CMC related protocols and study reports

2. Review and approval of all regulatory correspondence

3. Review and approval of all clinical study reports and analysis plans

4. Review and approval of all non-clinical study reports and analysis plans

5. Review and approval of all sub-contractor agreements

6. Review and approval of all REMS plans

5.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

Appendix D

Neuromed Personnel

Gene Wright

[*]

[*]

[*]

[*]

[*]

Chris Gallen

6.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

FIRST AMENDMENT TO

DEVELOPMENT AND TRANSITION SERVICES AGREEMENT

This First Amendment to Development and Transition Services Agreement (this “Amendment”) is made as of July 15, 2009, between Neuromed Pharmaceuticals Ltd., a Canadian corporation (“Neuromed”), and Mallinckrodt Inc., a Delaware corporation and an indirect subsidiary of Covidien plc (“Mallinckrodt”). Mallinckrodt and Neuromed may each be referred to herein as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Neuromed Development Inc., a corporation organized under the laws of Barbados (“NDI”), and Mallinckrodt entered into that certain Development and Transition Services Agreement dated as of June 11, 2009 (the “Agreement”) (unless otherwise defined in this Amendment, each capitalized term used herein shall have the meaning ascribed to it in the Agreement);

WHEREAS, NDI subsequently transferred to Neuromed all of NDI’s rights and interests in and to, and all of its obligations under, the Agreement and Neuromed duly has accepted all such rights and assumed all such obligations;

WHEREAS, the Parties have determined that the Joint Development Committee required under the Agreement to be established should be comprised of eight (8) individuals rather than six (6) individuals as originally provided in the Agreement; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and sufficient consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.	The words “six (6)” in the third sentence of Section 2.2 of the Agreement hereby are deleted and replaced with the words “eight (8)” such that the Joint Development Committee shall be comprised of a total of eight (8) appropriately qualified members.

2.	The paragraph of Section 9.1 of the Agreement which begins “If to Neuromed Development Inc., to” hereby is deleted in its entirety and replaced as follows:

“If to Neuromed, to:

Neuromed Pharmaceuticals Ltd.

1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

301-2389 Health Sciences Mall

Vancouver, BC V6T1Z3

Canada

Attention: Christopher Gallen”

3.	All other provisions of the Agreement not specifically and expressly amended by this Amendment shall remain in full force and effect.

Remainder of the page left blank intentionally.

2

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto by their respective duly authorized representatives as of the date first above written.

NEUROMED PHARMACEUTICALS, LTD.		MALLINCKRODT INC.

By:	/s/ Christopher C. Gallen, M.D., Ph.D.	By:	/s/ John H. Masterson
Name:	Christopher C. Gallen, M.D., Ph.D.	Name:	John H. Masterson
Title:	CEO	Title:	Secretary

3

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 promulgated under the Securities Act of 1933, as amended; [*] denotes omissions.